UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8-K/A amends and supplements an earlier Current Report on Form 8-K filed by Getty Images, Inc. on February 22, 2007.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported by Getty Images, Inc. (the “Company”) in its Current Report on Form 8-K dated February 21, 2007, on February 21, 2007, Getty Images, Inc. (“Getty Images”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with MediaVast, Inc. (“MediaVast”), MV Acquisition Corporation, a wholly-owned subsidiary of Getty Images, and Jason Nevader, as representative of the MediaVast securityholders. The press release announcing the acquisition was furnished with the earlier Current Report on Form 8-K. A copy of the Agreement is filed as an exhibit to this Amended Current Report on Form 8-K/A.

No representation, warranty, covenant or agreement described above or contained in the Agreement is, or should be construed as, a representation or warranty by Getty Images to any investor or a covenant or agreement of Getty Images with any investor. The representations, warranties, covenants and agreements contained in the Agreement are solely for the benefit of Getty Images and MediaVast and are qualified by disclosures between the parties.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

2.1	Agreement and Plan of Merger among MediaVast, Inc., MV Acquisition Corporation and Jason Nevader

99.1	Press Release dated February 22, 2007*

*	Previously furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: February 23, 2007